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                                   EXHIBIT 11


EXHIBIT (11)
COMPUTATION OF EARNINGS PER SHARE
(Dollars in thousands, except per share amounts)



                                                                                               Year Ended June 30,
                                                                     ---------------------------------------------------------------
                                                                             1997                     1996                     1995
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DATA AS TO EARNINGS:
Income (loss)                                                               4,876                   (5,001)                  (1,618)
Less: preferred stock dividends                                            (2,755)                  (2,307)                  (2,080)
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Income (loss) applicable to common and
  common equivalent shares                                                  2,121                   (7,308)                  (3,698)
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DATA AS TO NUMBER OF COMMON SHARES:
Weighted average shares outstanding                                    15,087,347               15,039,391               14,977,248
Common equivalent shares relating to
  contingent issuance                                                      48,250                                            35,877
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Average number of common shares and
  common share equivalents                                             15,135,597               15,039,391               15,013,125
====================================================================================================================================
PRIMARY EARNINGS PER COMMON SHARE:
Net income (loss)                                                     $      0.14              $     (0.49)             $     (0.25)
====================================================================================================================================
EARNINGS PER COMMON SHARE AND COMMON
  SHARE EQUIVALENT (Note 1 below)
Net income (loss)                                                     $      0.14              $     (0.49)             $     (0.25)
====================================================================================================================================

Note 1: Common share equivalents in the aggregate dilute the primary earnings per common share by less than 3 percent.



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